Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Senior Vice President, CFO
	713/646-4222 — 800/564-3036	713/646-4455 — 800/564-3036
FOR IMMEDIATE RELEASE
PAA Natural Gas Storage Reports
Second-Quarter 2010 Results
     (Houston — August 4, 2010) PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $7.2 million for the second quarter of 2010 as compared to net income for the second quarter of 2009 of $6.1 million. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $13.5 million for the second quarter 2010, compared with EBITDA of $12.7 million for the second quarter 2009. The Partnership completed its IPO on May 5, 2010. Net income for the second quarter 2010 for the period post IPO was $4.9 million, or $0.11 per diluted limited partner unit, excluding Series B subordinated units.
     The Partnership’s reported results include items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below. Accordingly, the Partnership’s second-quarter 2010 adjusted net income and adjusted EBITDA were $7.9 million and $14.2 million, respectively, as compared to second-quarter 2009 adjusted net income and adjusted EBITDA of $6.2 million and $12.9 million, respectively. The Partnership’s adjusted net income per diluted unit (excluding Series B subordinated units) for the period post IPO was $0.12. (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for discussion of adjusted EBITDA and certain non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)
     “The second quarter of 2010 represents an eventful and productive period for the Partnership. In addition to completing our IPO in early May, we brought an additional 10 BCF of storage capacity into service at our Pine Prairie facility, formed a commercial optimization group and made substantial progress on our ongoing organic growth projects,” stated Dean Liollio, President of PAA Natural Gas Storage.
     “As expected, our second-quarter results include the impact of some start-up and transition related items. Despite challenging market conditions for basis differentials and seasonal spreads that are currently having a negative impact on uncontracted services, PNG’s existing capacity is underpinned by multi-year firm storage contracts. As we look forward, we believe our asset base, business model, and strong financial capabilities position us to continue to execute our organic growth program and actively pursue acquisitions.”
333 Clay Street, Suite 1500                Houston, Texas 77002                713-646-4100 / 800-564-3036

     The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	PNG (1)	PNG Predecessor (1)	PNG (1)	PNG Predecessor (1)
Selected Items Impacting Comparability — Income / (Expense):
Equity compensation charge	$428	$195	$843	$304
Mark-to-market of open derivative positions	230	—	(370)	—

Selected items impacting comparability	$658	$195	$473	$304

Post IPO selected items impacting comparability (2)	483	n/a	483	n/a
Less: GP 2% portion of selected items impacting comparability (2)	(10)	n/a	(10)	n/a

LP 98% portion of selected items impacting comparability	$473	n/a	$473	n/a

Impact to basic net income per limited partner unit (3)	$0.01	n/a	$0.01	n/a

Impact to diluted net income per limited partner unit (3)	$0.01	n/a	$0.01	n/a

(1)	In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor. Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2)	Attributable to post-IPO period, May 5, 2010 through June 30, 2010.

(3)	Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility. As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.
333 Clay Street, Suite 1500                Houston, Texas 77002                713-646-4100 / 800-564-3036

     The following table presents certain selected financial information for the second quarter (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	PNG (1)	PNG Predecessor (1)	PNG (1)	PNG Predecessor (1)
Revenues
Firm Storage Services
Reservation fees	$22,192	$16,097	$39,685	$28,400
Cycling fees and fuel-in-kind	1,419	1,463	2,599	2,272
Hub Services	1,280	952	2,936	2,506
Other	(733)	598	1,143	1,291

Total revenue	$24,158	$19,110	$46,363	$34,469

Storage related costs	(4,963)	(2,649)	(11,523)	(6,668)
Other operating costs (except those shown below)	(1,420)	(1,840)	(3,424)	(3,568)
Fuel expense	(533)	(608)	(1,054)	(1,776)
General and administrative expenses	(3,740)	(1,522)	(7,754)	(2,781)
Interest income and other income (expense), net	(1)	210	(6)	446

EBITDA	$13,501	$12,701	$22,602	$20,122

Equity compensation charge	428	195	843	304
Mark-to-market of open derivative positions	230	—	(370)	—

Adjusted EBITDA	$14,159	$12,896	$23,075	$20,426

Reconciliation to net income
Depreciation, depletion and amortization	(3,515)	(3,578)	(6,456)	(6,167)
Interest expense, net of capitalized interest	(2,754)	(2,929)	(5,791)	(3,676)
Income tax expense	—	(140)	—	(354)

Adjusted net income	$7,890	$6,249	$10,828	$10,229

Equity compensation charge	(428)	(195)	(843)	(304)
Mark-to-market of open derivative positions	(230)	—	370	—

Net income	$7,232	$6,054	$10,355	$9,925

(1)	In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor. Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.
     Second quarter 2010 adjusted EBITDA increased approximately 10% over the prior year period. This increase was primarily attributable to additional capacity being placed into service at Pine Prairie, partially offset by higher storage related costs (attributable to additional storage and pipeline capacity leased from third parties) and higher general and administrative expenses. Current period adjusted EBITDA was negatively affected by non-recurring items totaling approximately $1.2 million. These non-recurring items primarily included the realization of a net derivative loss, costs associated with initiating a commercial optimization team, and lower operating expenses resulting from the revision of prior-period property tax estimates.
333 Clay Street, Suite 1500                Houston, Texas 77002                713-646-4100 / 800-564-3036

     The Partnership’s Common and Series A subordinated units outstanding for the second quarter of 2010 totaled 45.5 million. An additional 11.5 million Series B subordinated units (which do not receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At June 30, 2010, the Partnership had approximately $205 million of borrowings outstanding on its $400 million revolving credit facility.
     The Partnership has declared a prorated quarterly distribution of $0.2114 per unit equivalent, prorated for the partial quarter following the closing of the Partnership’s initial public offering on May 5, 2010. This amount is equal to the Partnership’s minimum quarterly distribution of $0.3375 ($1.35 per unit on an annualized basis), and is payable August 13, 2010 on its outstanding Common and Series A subordinated units.
     Prior to its August 5th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third quarter and full year 2010. A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.
Non-GAAP and Segment Financial Measures
     Adjusted EBITDA is a financial measure used by our chief operating decision maker to evaluate segment performance. In this release, we use Adjusted EBITDA and certain financial measures that are not presented in accordance with generally accepted accounting principles and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is presented because it is a measure used by management to evaluate segment performance and because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that Adjusted EBITDA is used to assess our operating performance compared to other publicly traded partnerships in the midstream energy industry, without regard to financing methods, capital structure or historical cost basis. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.
     A reconciliation of Adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.
333 Clay Street, Suite 1500                Houston, Texas 77002                713-646-4100 / 800-564-3036

Conference Call
     The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 11:00 AM (Eastern) on Thursday, August 5, 2010 to discuss the following items:
1.	The Partnership’s second-quarter 2010 performance;

2.	The status of expansion projects;

3.	Capitalization and liquidity;

4.	Financial and operating guidance for the third quarter and full year 2010; and

5.	The Partnership’s outlook for the future.
Webcast Instructions
     To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.
     Alternatively, you may access the live conference call by dialing toll free 800-230-1096. International callers should dial 612-332-0228. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.
Telephonic Replay Instructions
     To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 163557. The replay will be available beginning Thursday, August 5, 2010, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) Sunday, September 5, 2010.
     PNG is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates two natural gas storage facilities located in Louisiana and Michigan, which together have an aggregate working gas storage capacity of approximately 50 BCF. The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. (NYSE: PAA). The Partnership is headquartered in Houston, TX.
Forward Looking Statements
     Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the impact of operational and commercial factors that
333 Clay Street, Suite 1500                Houston, Texas 77002                713-646-4100 / 800-564-3036

could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances; risks related to the development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; significantly reduced volatility in natural gas markets for an extended period of time; factors affecting demand for natural gas and natural gas storage services and the rates we are able to charge for such services; our ability to maintain or replace expiring storage contracts at attractive rates and on other favorable terms; the effects of competition; shortages or cost increases of power supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; the availability of, and our ability to consummate, acquisition or combination opportunities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; future developments and circumstances at the time distributions are declared; and other factors and uncertainties inherent in the development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.
333 Clay Street, Suite 1500                Houston, Texas 77002                713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	PNG(1)	PNG Predecessor(1)	PNG(1)	PNG Predecessor(1)
REVENUES	$24,158	$19,110	$46,363	$34,469

COSTS AND EXPENSES
Storage related costs	4,963	2,649	11,523	6,668
Other operating costs (except those shown below)	1,420	1,840	3,424	3,568
Fuel expense	533	608	1,054	1,776
General and administrative expenses	3,740	1,522	7,754	2,781
Depreciation, depletion and amortization	3,515	3,578	6,456	6,167

Total costs and expenses	14,171	10,197	30,211	20,960

Operating income	9,987	8,913	16,152	13,509

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(2,754)	(2,929)	(5,791)	(3,676)
Interest income	—	41	1	126
Income tax expense	—	(140)	—	(354)
Gain on interest rate swaps	—	172	—	336
Other income (expense)	(1)	(3)	(7)	(16)

Net income	$7,232	$6,054	$10,355	$9,925

CALCULATION OF LIMITED PARTNERS NET INCOME:
Net Income (2)	$4,927	n/a	$4,927	n/a
Less general partner interest in net income	99	n/a	99	n/a

Limited partner interest in net income	$4,828	n/a	$4,828	n/a

Net income per limited partner unit — basic	$0.11	n/a	$0.11	n/a
Net income per limited partner unit — diluted	$0.11	n/a	$0.11	n/a

Limited partner units outstanding — basic (3)	45,519	n/a	45,519	n/a
Limited partner units outstanding — diluted (3)	45,525	n/a	45,525	n/a

OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	PNG(1)	PNG Predecessor(1)	PNG(1)	PNG Predecessor (1)
Net revenue margin (4)	$19,195	$16,461	$34,840	$27,801
Operating costs / G&A / Other	(5,036)	(3,565)	(11,765)	(7,375)

Adjusted EBITDA	$14,159	$12,896	$23,075	$20,426

Average working storage capacity (Bcf) (5)
Pine Prairie	24.0	14.0	19.0	9.0
Bluewater	26.0	26.0	26.0	26.0

	50.0	40.0	45.0	35.0

Average Monthly Operating Metrics ($/Mcf)
Net revenue margin (4)	$0.13	$0.14	$0.13	$0.13
Operating costs / G&A / Other	(0.03)	(0.03)	(0.04)	(0.03)

Adjusted EBITDA	$0.10	$0.11	$0.09	$0.10

(1)	In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor. Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2)	Attributable to post-IPO period, May 5, 2010 through June 30, 2010.

(3)	Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility. As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(4)	Net revenue margin equals total revenues minus storage related costs.

(5)	Reflects 10 Bcf of working gas storage capacity placed into service at Pine Prairie in the second quarter of 2010.

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In thousands)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets	$17,600	$12,243
Property and equipment, net	852,241	813,263
Base gas	37,497	27,927
Goodwill and intangibles, net	48,521	46,974

Total assets	$955,859	$900,407

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$22,201	$16,044
Note payable to PAA	—	450,523
Long-term debt under credit facilities	204,500	—
Other long-term liabilities	561	1,096

Total liabilities	227,262	467,663

Total partners’ capital and members’ capital	728,597	432,744

Total liabilities, partners’ capital and members’ capital	$955,859	$900,407

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)
FINANCIAL DATA RECONCILIATIONS
(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	PNG(1)	PNG Predecessor(1)	PNG(1)	PNG Predecessor(1)
Distributable cash flow (“DCF”)
Net Income	$7,232	$6,054	$10,355	$9,925
Depreciation, depletion and amortization	3,515	3,578	6,456	6,167
Net non-cash equity compensation charge	275	195	689	304
Maintenance capital expenditures	(18)	(105)	(217)	(214)
Deferred income tax expense	—	—	—	—
Mark-to-market on open derivative positions	230	—	(370)	—
Acquisition related costs	—	—	—	—
Other	—	—	—	—

DCF	$11,234	$9,722	$16,913	$16,182

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	PNG(1)	PNG Predecessor(1)	PNG(1)	PNG Predecessor(1)
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$7,232	$6,054	$10,355	$9,925
Selected items impacting comparability	658	195	473	304

Adjusted Net Income	$7,890	$6,249	$10,828	$10,229

Net income available to limited partners in accordance with application of the two-class method for MLPs(2)	$4,828	n/a	$4,828	n/a
Limited partners’ 98% of selected items impacting comparability(2)	473	n/a	473	n/a

Adjusted limited partners’ net income	$5,301	n/a	$5,301	n/a

Adjusted basic net income per limited partner unit	$0.12	n/a	$0.12	n/a

Adjusted diluted net income per limited partner unit	$0.12	n/a	$0.12	n/a

Basic weighted average units outstanding (3)	45,519	n/a	45,519	n/a

Diluted weighted average units outstanding (3)	45,525	n/a	45,525	n/a

(1)	In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor. Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2)	Attributable to post-IPO period, May 5, 2010 through June 30, 2010.

(3)	Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility. As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.
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